Exhibit 10.97

AMENDMENT NO. 2
TO
EMPLOYMENT AGREEMENT

This AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT (the “Amendment”) is made and entered into effective as of the 8th day of November, 2012 by and between CHROMCRAFT REVINGTON, INC. (the “Company”), a Delaware corporation, and RONALD H. BUTLER (the “Executive”), who is the Chairman and Chief Executive Officer of the Company,

WITNESSETH:

WHEREAS, the Company and the Executive are parties to an employment agreement dated July 1, 2008, as amended effective as of December 31, 2009 (as amended, the “Agreement”); and

WHEREAS, the Company and the Executive mutually desire to further amend the Agreement as provided in this Amendment.

NOW, THEREFORE, in consideration of the foregoing premises, the respective covenants, agreements and waivers contained herein, the continued employment of the Executive by the Company pursuant to the Agreement, as further amended hereby, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Executive hereby agree as follows:

Section 1.               Amendment to Section 1(b) of the Agreement.  Section 1(b) of the Agreement is hereby amended, superseded and replaced in its entirety to now read as follows:

(b)           Term.  Unless the Executive’s employment with the Company is terminated earlier in accordance with Section 4 hereof, the initial term of the Executive’s employment with the Company under this Agreement shall begin on July 1, 2008 and shall end on December 31, 2011 (the “Initial Term”); provided, however, that upon the expiration of the Initial Term, the Executive’s employment under this Agreement shall thereafter be automatically extended upon the same terms and conditions as set forth herein for successive one year terms (each, a “Renewal Term”), unless the Company or the Executive shall have delivered to the other a written notice not less than ninety (90) days prior to the expiration of the Initial Term or any Renewal Term stating that the term of this Agreement shall not be so extended, in which case the Executive’s employment hereunder shall terminate at the end of the Initial Term or the applicable Renewal Term, as the case may be.  Notwithstanding the foregoing, following a Change in Control (as hereinafter defined), the Executive’s right not to extend the Term shall only be such that the Executive may in his discretion at any time, upon thirty (30) days’ prior written notice to the Company, elect not to extend the Term and, in such event, the Term and the Executive’s employment with the Company shall terminate at the end of such thirty (30) day notice period.

During the Initial Term and any Renewal Term, the Executive’s employment hereunder is subject to early termination in accordance with Section 4 hereof.  The Initial Term and any Renewal Term may be referred to in this Agreement individually or collectively as the “Term.”

Section 2.               Amendment to Section 4(f) of the Agreement.  Section 4(f) of the Agreement is hereby amended, superseded and replaced in its entirety to now read as follows:

(f)            Termination by the Executive Under Certain Circumstances Following a Change in Control.  Following a Change in Control (as hereinafter defined), and in addition to any other right of the Executive to terminate his employment hereunder, the Executive, upon not less than thirty (30) days’ prior written notice to the Company, may terminate his employment with the Company upon the occurrence, as determined by the Executive, of any of the following events during the one (1) year period immediately following a Change in Control (and any such termination by the Executive shall not constitute a termination for Good Reason under Section 4(c) hereof):

(i)            a material change in the Executive’s duties or responsibilities from those in effect on the day before the Change in Control, provided that solely a change in the Executive’s titles of Chairman of the Board and Chief Executive Officer shall not be deemed a material change in his duties or responsibilities, or

(ii)           a requirement that the Executive maintain his business office at the Company at a location other than the office at which he is principally located on the day immediately before the Change in Control, or

(iii)          a requirement that the Executive be away from his principal residence for matters related to the Company for more than ten (10) days during any calendar month.

For purposes of this Agreement, a “Change in Control” shall mean a transaction or series of related transactions pursuant to which (i) at least fifty-one percent (51%) of the outstanding shares of common stock of the Company (on a fully diluted basis) shall subsequent to the date of this Agreement be acquired by any party unrelated to or unaffiliated with the Company, or (ii) the Company merges or consolidates with or effects any plan of share exchange or other combination with any party that is unrelated to or unaffiliated with the Company in a transaction where the holders of voting shares of the Company immediately prior to the transaction do not hold a majority of the voting shares of the surviving entity immediately following such transaction(s).

Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred with respect to a transaction or series of related transactions (A) involving any subsidiary or affiliate of the Company, (B) involving the Employee Stock Ownership and Savings Plan (the “ESOP”) of the Company, its related trust or any other employee benefit plan of the Company or related trust currently or hereafter maintained or sponsored by the Company, (C) pursuant to which the Company is taken private by the Company or no longer has shares of stock that are listed for trading on any securities exchange or market, or (D) pursuant to which at least fifty-one percent (51%) of the outstanding shares of common stock of the Company (on a fully diluted basis) are beneficially owned by the ESOP, its related trust or any other employee benefit plan of the Company or related trust and/or persons who are serving as directors, officers or employees of the Company immediately prior to such transaction(s).  In addition, in determining whether a Change in Control has occurred under subsection (i) in the preceding paragraph, the outstanding shares of common stock of the Company shall include all shares owned by the ESOP, whether allocated or unallocated to the accounts of participants.

Section 3.               Amendment to Section 5(e) of the Agreement.  Section 5(e) of the Agreement is hereby amended, superseded and replaced in its entirety to now read as follows:

(e)           Termination Upon No Extension of Term.  Prior to a Change in Control, if the Company elects pursuant to Section 1(b) hereof not to extend the Term, the Company shall pay to the Executive his monthly Base Salary through the end of the Term (and the Executive shall continue to perform his duties and responsibilities under this Agreement through the end of the Term) and, in addition, the Company shall pay to the Executive severance payments equal to his Base Salary (calculated as a monthly amount) for twelve (12) months following the end of the Term.  Prior to a Change in Control, if the Executive elects pursuant to Section 1(b) hereof not to extend the Term, the Company shall pay to the Executive his monthly Base Salary through the end of the Term (and the Executive shall continue to perform his duties and responsibilities under this Agreement through the end of the Term), but the Company shall not pay to the Executive any severance payments under this Agreement and shall instead pay severance to the Executive in accordance with the Company’s severance pay policy then in effect.

Following a Change in Control, if the Company elects pursuant to Section 1(b) hereof not to extend the Term, the Company shall pay to the Executive his monthly Base Salary through the end of the Term (and the Executive shall continue to perform his duties and responsibilities under this Agreement through the end of the Term) and, in addition, the Company shall pay to the Executive severance payments equal to his Base Salary (calculated as a monthly amount) for twelve (12) months following the end of the Term.  Following a Change in Control, if the Executive elects not to extend the Term pursuant to Section 1(b) hereof, the Company shall pay to the Executive his monthly Base Salary during the thirty (30) day notice period specified in Section 1(b) (and the Executive shall continue to perform his duties and responsibilities under this Agreement through the end of such period) and, in addition, the Company shall pay to the Executive severance payments equal to his Base Salary (calculated as a monthly amount) for six (6) months following the end of such thirty (30) day notice period.

This subsection shall survive any expiration or termination of the Term of this Agreement and shall be in addition to the provisions of this Agreement that survive in accordance with Section 11.

Section 4.               Amendment to Section 5(f) of the Agreement.  Section 5(f) of the Agreement is hereby amended, superseded and replaced in its entirety to now read as follows:

(f)            Termination by the Executive Under Certain Circumstances Following a Change in Control.  Upon the termination by the Executive of his employment with the Company following a Change in Control pursuant to Section 4(f) hereof, the Company shall pay to the Executive severance payments equal to his Base Salary (calculated as a monthly amount) for twelve (12) months.  In all other cases, the Company shall pay severance to the Executive upon a termination of his employment with the Company (whether by the Company or the Executive and whether with or without Cause, Good Reason or otherwise) following a Change in Control in accordance with the appropriate provision of Section 5 of this Agreement.  This subsection shall survive the termination or expiration of the Term of this Agreement and shall be in addition to the provisions of this Agreement that survive in accordance with Section 11.

Section 5.               Amendment to Section 13(a) of the Agreement.  Section 13(a) of the Agreement is hereby amended, superseded and replaced in its entirety to now read as follows:

Binding Effect; Assignment.  This Agreement shall be binding upon and inure to the benefit of the Company and the Executive and their respective heirs, executors, representatives, successors and assigns; provided, however, that neither the Company nor the Executive may assign this Agreement, or their respective rights and obligations hereunder, without the prior written consent of the other, except that the Company shall, without the consent of the Executive, assign this Agreement, and its rights and obligations hereunder, to any acquirer of substantially all of the assets or stock of the Company in connection with any merger, consolidation, share exchange, combination, sale of stock or assets, dissolution or other transaction constituting a Change in Control if the Company is not the surviving corporation in any such transaction.  In the event of any such permitted assignment of this Agreement, all references to the “Company” shall thereafter mean and refer to the assignee of the Company.

Section 6.               No Other Changes; Limited Waiver of Breaches.

(a)           No Changes Except as Provided Herein.  The Agreement is not amended, modified or changed in any respect except as provided in this Amendment.  All covenants, agreements, restrictions, provisions and obligations set forth in the Agreement shall remain and continue in full force and effect, and binding upon the parties, as provided in the Agreement except as amended pursuant to this Amendment.

(b)           Limited Waiver.  Each of the Company and the Executive hereby waives any and all breaches, if any, by the other of the Agreement that may have occurred, and any and all rights to terminate the Agreement that may have arisen, on or prior to the date of this Amendment.  Neither the Company nor the Executive waives any breaches or rights to terminate the Agreement that may occur or arise following the date of this Amendment.

Section 7.               Miscellaneous.

(a)           Binding Effect; Assignment.  This Amendment shall be binding upon and inure to the benefit of the Company and the Executive and their respective heirs, executors, representatives, successors and assigns.

(b)           Headings.  The headings in this Amendment have been inserted solely for ease of reference and shall not be considered in the interpretation or construction of this Amendment.

(c)           Severability.  In case any one or more of the provisions (or any portion thereof) contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Amendment, but this Amendment shall be construed as if such invalid, illegal, or unenforceable provision or provisions (or portion thereof) had never been contained herein.

(d)           Counterparts.  This Amendment may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute one and the same agreement.

(e)           Voluntary Execution; Construction.  The Executive agrees that he has executed this Amendment voluntarily and not as a condition to continued employment with the Company.  This Amendment shall be deemed to have been drafted by both of the parties hereto.  This Amendment shall be construed in accordance with the fair meaning of its provisions and its language shall not be strictly construed against, nor shall ambiguities be resolved against, either party.  THE EXECUTIVE HEREBY UNDERSTANDS, ACKNOWLEDGES AND AGREES THAT HE HAS NOT RECEIVED ANY ADVICE, COUNSEL OR RECOMMENDATION WITH RESPECT TO THIS AMENDMENT FROM THE COMPANY, ANY DIRECTOR, OFFICER OR EMPLOYEE OF THE COMPANY OR ANY ATTORNEY, ACCOUNTANT OR ADVISOR FOR THE COMPANY.

(f)            Entire Agreement.  This Amendment constitutes the entire understanding and agreement (and supersedes all other prior understandings, commitments, representations and discussions) between the parties hereto relating to the amendments to the Agreement contemplated hereby.

(g)           Governing Law; Venue; Waiver of Jury Trial.  This Amendment shall be governed by and construed in accordance with the laws of the State of Indiana, without reference to any choice of law provisions, principles or rules thereof (whether of the State of Indiana or any other jurisdiction) that would cause the application of any laws of any jurisdiction other than the State of Indiana.  Any claim, counterclaim, demand or action relating to this Amendment shall be brought only in a federal or state court of competent jurisdiction located in the State of Indiana.  In connection with the foregoing, the parties hereto irrevocably consent to the jurisdiction and venue of such court and expressly waive any claims or defenses of lack of jurisdiction of or proper venue by such court.  THE COMPANY AND THE EXECUTIVE HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TO THE MAXIMUM EXTENT PERMITTED BY LAW ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY DEMAND, CLAIM, ACTION, SUIT, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR OTHERWISE RELATING TO THIS AMENDMENT.

(h)           Recitals.  The first paragraph of this Amendment and the recitals or “Whereas” clauses contained on page 1 of this Amendment are expressly incorporated into and made a part of this Amendment.

(i)            Restatement of Agreement.  The Company may restate the Agreement such that it shall contain in a single document all of the provisions of the Agreement, as amended pursuant to this Amendment; provided that any such amended and restated Agreement shall be signed by the Company and the Executive before it shall be effective.

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IN WITNESS WHEREOF, the Company and the Executive have entered into, executed and delivered this Amendment as of the day and year first above written.

/s/ Ronald H. Butler
Ronald H. Butler

CHROMCRAFT REVINGTON, INC.

By:	/s/ James M. La Neve
James M. La Neve
Vice President and Chief Financial Officer